     As filed with the Securities and Exchange Commission on May 16, 1996.
                                                    Registration No. 333-_______
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         ---------------------------

                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                         ---------------------------

                           SOUTHTRUST CORPORATION
           (Exact name of registrant as specified in its charter)

           DELAWARE                                            63-0574085
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                            420 NORTH 20TH STREET
                          BIRMINGHAM, ALABAMA 35203
                                (205) 254-5000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          --------------------------
                              AUBREY D. BARNARD
                            SOUTHTRUST CORPORATION
                            420 NORTH 20TH STREET
                          BIRMINGHAM, ALABAMA 35203
                                 (205) 254-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               With a copy to:

                             C. LARIMORE WHITAKER
                         BRADLEY, ARANT, ROSE & WHITE
                         2001 PARK PLACE, SUITE 1400
                          BIRMINGHAM, ALABAMA 35203
                                (205) 521-8000
                          --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    [ ]________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                 Proposed maximum     Proposed maximum       Amount of
             Title of shares                  Amount to be        offering price     aggregate offering    registration
             to be registered                  registered            per unit               price               fee
- ----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
      $2.50 per share  . . . . . . . .     227,046 Shares
 Rights to Purchase Series A Junior                                  $27.3125*           $6,201,193.80       $2,138.34
      Participating Preferred Stock. .     100,909 Rights
======================================================================================================================

* Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(c) on the basis of the average of the high and low prices of the Common Stock on the consolidated reporting system on May 10, 1996.
** Represents four-ninths of a Right issued in respect of each share of Common Stock issued.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                             SOUTHTRUST CORPORATION

                                 227,046 SHARES

                                  COMMON STOCK
                           (par value 2.50 per share)

                 The shares offered hereby are 227,046 shares (the "Shares") of the common stock, par value $2.50 per share (the "Common Stock"), of SouthTrust Corporation, a Delaware corporation ("SouthTrust"). Such shares were acquired as of April 10, 1996 by the investors named in this Prospectus (as hereinafter defined, the "Selling Stockholders") pursuant to the Agreement of Merger dated April 3, 1996 (the "Merger Agreement"), among Realty Rental Company, Inc., an Alabama corporation ("Realty Rental"), John B. Davis, H.M. Davis, Jr., Emelil Davis Mudd Williams, individuals residing in the State of Alabama, and John B. Davis, as Trustee of the Testamentary Trust f/b/o John B. Davis u/w/o Louise B. Davis, H.M. Davis, as Trustee of the Testamentary Trust f/b/o H. M. Davis u/w/o Louise B. Davis, and Emelil Davis Mudd Williams, as Trustee of the Testamentary Trust f/b/o Emelil Davis Mudd Williams u/w/o Louise B. Davis (collectively, the "Selling Stockholders"), and SouthTrust Corporation, a Delaware corporation ("SouthTrust"). Pursuant to the Merger Agreement, Realty Rental was merged with and into SouthTrust as of April 10, 1996, and the Selling Stockholders received, in exchange for their shares of common stock of Realty Rental, such Shares (as well as cash in lieu of fractional interests of Common Stock of SouthTrust).

                 The Shares offered hereby may be offered for resale by the Selling Stockholders from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom such broker-dealers may act as agent or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, might be in excess of customary commissions). See "THE SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

                 SouthTrust will not receive any part of the proceeds from the sale of the Shares by the Selling Stockholders. The Selling Stockholders will bear all expenses (including selling discounts and commissions, fees and expenses of counsel and other advisors to the Selling Stockholders, and filing, printing, legal, accounting and miscellaneous expenses) in connection with the registration of the Shares being offered by the Selling Stockholders. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."

                 The Common Stock of SouthTrust is subject to quotation by and is traded through the facilities of the Nasdaq National Market ("Nasdaq"). On May 10, 1996 the last sales price for the Common Stock of SouthTrust, as reported through Nasdaq, was $27.625 per share.

                 No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with any offer to sell or sale of the securities with respect to which this Prospectus is issued and, if given or made, such information or representation must not be relied upon as having been authorized. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell to or a solicitation of an offer to buy from any person in any state in which any such offer or solicitation would be unlawful.


           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE

                SECURITIES COMMISSION NOR HAS THE COMMISSION OR
                  ANY STATE SECURITIES COMMISSION PASSED UPON
                        THE ACCURACY OR ADEQUACY OF THIS
                        PROSPECTUS.  ANY REPRESENTATION
                              TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                         ______________________________

                  The date of this Prospectus is May ___, 1996

                             AVAILABLE INFORMATION

         SouthTrust Corporation, a Delaware corporation ("SouthTrust"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

         This Prospectus does not contain all the information set forth in the Registration Statement (including exhibits thereto) which SouthTrust has filed with the Commission under the Securities Act of 1933 (the "Securities Act"). The Registration Statement and the exhibits and schedules thereto may be inspected at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Public Reference Section of the Commission at such address at prescribed rates.


                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by SouthTrust with the Commission are incorporated by reference in the Prospectus:

         (i) SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 0- 3613);

         (ii) SouthTrust's Current Report on Form 8-K filed January 10, 1996, (Commission File No. 0-3613); and

         (iii) The description of SouthTrust's Common Stock (and the associated Rights to Purchase Series A Junior Participating Preferred Stock) appearing in SouthTrust's Registration Statement on Form S-4 (Registration No. 333-03547) under the caption, "DESCRIPTION OF SOUTHTRUST CAPITAL STOCK--SouthTrust Common Stock," filed pursuant to the Securities Act on May 10, 1996, as amended.

         All documents filed by SouthTrust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant to the Prospectus, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The audited financial statements of SouthTrust incorporated herein by reference should only be read in conjunction with the discussion of financial condition and funding in SouthTrust's Annual Report on Form 10-K for the year ended December 31, 1995.

         Copies of all documents with respect to SouthTrust incorporated by reference (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated into the documents incorporated by reference) will be provided without charge to each person to whom a copy of this Prospectus is delivered upon written or oral request. Requests for such copies should be directed to Mr. Aubrey D. Barnard,

Secretary, SouthTrust Corporation, 420 North 20th Street, Birmingham, Alabama 35203, telephone number (205) 254-5000.


                             SOUTHTRUST CORPORATION

         SouthTrust is a regional bank holding company headquartered in Birmingham, Alabama, and engages in a full range of banking services from more than 430 banking locations in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee. SouthTrust, through its bank-related subsidiaries, also offers a range of other services, including mortgage banking services, data processing services and securities brokerage services. As of December 31, 1995, SouthTrust had consolidated total assets of approximately $20.8 billion, which ranked it as the largest bank holding company headquartered in Alabama. The largest bank subsidiary of SouthTrust is SouthTrust Bank of Alabama, N.A., the oldest predecessor of which was incorporated in 1887, and which had approximately $11.1 billion in total assets as of December 31, 1995. Of SouthTrust's approximately $20.8 billion in assets as of December 31, 1995, approximately $11.1 billion were in Alabama, approximately $3.4 billion were in Florida and approximately $4.1 billion were in Georgia.

         SouthTrust has pursued a strategy of acquiring banks and financial institutions in or near major metropolitan or growth markets in Florida, Georgia, Mississippi, North Carolina, South Carolina and Tennessee. The purpose of this strategy is to give SouthTrust business development opportunities in metropolitan markets with favorable prospects for population and per capita income growth.

         As a routine part of its business, SouthTrust evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve SouthTrust acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the Common Stock of SouthTrust issued to the Selling Stockholders.

         During the first quarter of 1996, SouthTrust effected acquisitions of three financial institutions with total assets of approximately $1.286 billion. As of the date of this Prospectus, there are pending four transactions pursuant to which financial institutions or branches of financial institutions may be acquired by SouthTrust. Consummation of the pending transactions is subject, in each case, to, among other things, approval by applicable regulatory authorities.

         The principal executive offices of SouthTrust are located at 420 North 20th Street, Birmingham, Alabama 35203, and its telephone number is (205) 254-5000.

                                USE OF PROCEEDS

                 None of the proceeds from the sale of the Common Stock by the Selling Stockholders shall be received by the Company.


                              SELLING STOCKHOLDERS

                 The Selling Stockholders received the Common Stock being offered by this Prospectus as of April 10, 1996 pursuant to the Merger Agreement, dated April 3, 1996, among Realty Rental, the Selling Stockholders and SouthTrust. Pursuant to the Merger Agreement, Realty Rental was merged with and into SouthTrust, and the Selling Stockholders received, in exchange for their shares of common stock of Realty Rental, the Shares and cash in lieu of fractional interests of Common Stock of SouthTrust. The terms of the

Merger Agreement provide that SouthTrust will use its best efforts to register under the 1933 Act the Shares issued to the Selling Stockholders pursuant to the terms of the Merger Agreement. The purpose of this Prospectus is to register the Shares held by the Selling Stockholders to permit the Selling Stockholders to offer the Shares for resale from time to time.

                 Pursuant to the terms of the Merger Agreement, certain of the Shares received by the Selling Stockholders in exchange for their shares of common stock of Realty Rental were, immediately following the effective date of the Merger Agreement, placed into Escrow in such amounts and subject to the terms and conditions as specified in the Escrow Agreement among SouthTrust and the Selling Stockholders (the "Escrow Agreement").

                 The following table sets forth certain information regarding the Selling Stockholders:

                                              Shares of Common          Shares of Common      Shares of Common
                                              Stock owned prior         Stock offered for     Stock owned after
        Selling Stockholders                  to the offering(1)      Stockholder's account       offering
- -----------------------------------           ---------------       ------------------------------------------
John B. Davis                                     72,357(2)                 72,357(2)                0

H.M. Davis, Jr.                                   72,357(3)                 72,357(3)                0

Emelil Davis Mudd Williams                        75,054(4)                 75,054(4)                0

John B. Davis, as Trustee
  of the Testamentary Trust
  f/b/o John B. Davis u/w/o
  Louise B. Davis                                  2,426                     2,426                   0

H. M. Davis, Jr., as Trustee
  of the Testamentary Trust
  f/b/o H. M. Davis, Jr. u/w/o
  Louise B. Davis                                  2,426                     2,426                   0

Emelil Davis Mudd Williams, as Trustee
  of the Testamentary Trust
  f/b/o Emelil Davis Mudd Williams u/w/o
  Louise B. Davis                                  2,426                     2,426                   0


       TOTAL                                                                227,04(6)
                                                                            ======

__________________________________
(1) Gives effect to the acquisition of the Shares by the Selling Stockholders pursuant to the Merger Agreement.
(2) Includes 14,477 Shares issued in the name of SouthTrust Bank of Alabama, N.A., Escrow Agent, F.B.O. John B. Davis pursuant to the Escrow Agreement.
(3) Includes 14,477 Shares issued in the name of SouthTrust Bank of Alabama, N.A., Escrow Agent, F.B.O. H. M. Davis, Jr. pursuant to the Escrow Agreement.
(4) Includes 14,477 Shares issued in the name of SouthTrust Bank of Alabama, N.A., Escrow Agent, F.B.O. Emelil Davis Mudd Williams pursuant to the Escrow Agreement.


                 All of the Shares being offered by the Selling Stockholders were acquired by them from SouthTrust as of April 10, 1996 in a transaction exempt from the registration provisions of the 1933 Act. After completion of the offering, assuming all of the Shares being offered are sold, none of the Selling Stockholders will own any shares of Common Stock of SouthTrust. None of the Selling Stockholders own one percent or more of the outstanding shares of Common Stock of SouthTrust. None of the Selling Stockholders has held any position or office with SouthTrust or its affiliates. Certain of the Selling Stockholders, their associates and affiliates may from time to time be customers of, engage in transactions with, or perform services for, SouthTrust, its affiliated banks and other subsidiaries of SouthTrust in the ordinary course of business.


                              PLAN OF DISTRIBUTION

                 The sale of the Shares offered hereby by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling such Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                 The Selling Stockholders are paying all of the expenses of registering the Shares offered hereby under the 1933 Act, including selling discounts and commissions, fees and expenses of counsel and other advisors to the Selling Stockholders, and filing, printing, legal, accounting and miscellaneous expenses in connection with this offering.


                                 LEGAL MATTERS

        Certain legal matters in connection with the SouthTrust Common Stock being offered hereby will be passed upon by Bradley, Arant, Rose & White, 2001 Park Place, Suite 1400, Birmingham, Alabama, counsel for SouthTrust. As of September 30, 1995, the partners and associates of the firm of Bradley, Arant, Rose & White beneficially owned approximately 2,034,000 shares of SouthTrust Common Stock.


                                    EXPERTS

        The consolidated financial statements of SouthTrust and subsidiaries incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, for the periods indicated in their reports thereon and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
 AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SOUTHTRUST CORPORATION. THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THE PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SOUTHTRUST CORPORATION SINCE THE DATE HEREOF.

                  TABLE OF CONTENTS

                                                 PAGE
                                                 ----
AVAILABLE INFORMATION . . . . . . . . . . . .     3

DOCUMENTS INCORPORATED BY REFERENCE . . . . .     3

SOUTHTRUST CORPORATION  . . . . . . . . . . . .   4

USE OF PROCEEDS . . . . . . . . . . . . . . .     4

SELLING STOCKHOLDERS  . . . . . . . . . . . .     4

PLAN OF DISTRIBUTION  . . . . . . . . . . . .     5

LEGAL MATTERS . . . . . . . . . . . . . . . .     5

EXPERTS . . . . . . . . . . . . . . . . . . .     5



             SouthTrust Corporation


            ________________________


                227,046 Shares
                 Common Stock

                $2.50 Par Value

            _______________________


                  PROSPECTUS
              DATED MAY __, 1996

                                   PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                 Other expenses of issuance and distribution of the securities being offered hereby, all of which expenses are to be borne by the Selling Stockholders, are estimated as follows:

                 SEC registration fee                                        $       2,138
                * Legal fees and expenses                                            5,000
                * Accounting fees and expenses                                       5,000
                * Blue Sky fees and expenses                                         1,000
                * Printing and engraving expenses                                      500
                * Miscellaneous expenses                                               462
                                                                             -------------
                 Total                                                       $      14,100
                                                                             =============

__________________________________
*  Estimated


ITEM 15.         INDEMNIFICATION OF OFFICERS AND DIRECTORS

                 The Restated Certificate of Incorporation and the Bylaws of SouthTrust provide that SouthTrust shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware, which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of SouthTrust, against expenses (including attorney's fees), judgments, fines, and settlements incurred by him in connection with any such suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SouthTrust, and, in the case of a derivative action on behalf of SouthTrust, SouthTrust shall indemnify such persons only against expenses and then only if he not be adjudged to be liable for negligence or misconduct. SouthTrust also maintains insurance coverage relating to certain liabilities of officers and directors.


ITEM 16.         EXHIBITS

                 2 Agreement of Merger dated April 3, 1996, among Realty Rental Company, Inc.; John B. Davis; H.M. Davis, Jr.; Emelil Davis Mudd Williams; John B. Davis, as Trustee of the Testamentary Trust f/b/o John B. Davis u/w/o Louise B. Davis; H.M. Davis, as Trustee of the Testamentary Trust f/b/o H. M. Davis u/w/o Louise B. Davis; Emelil Davis Mudd Williams, as Trustee of the Testamentary Trust f/b/o Emelil Davis Mudd Williams u/w/o Louise B. Davis; and SouthTrust Corporation (included as Exhibit A to the Prospectus filed as part of this Registration Statement).

                 *4(a) Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

                 *4(b) Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

                 *4(c)       Indenture, dated as of May 1, 1987 between SouthTrust
                             Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's
                             Registration Statement on Form S-3 (Reg. No.
                             33-13637).

                 *4(d) Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S-3 of SouthTrust
                             Corporation (Registration No. 33-52717).

                 *4(e) Composite Restated Bylaws of SouthTrust Corporation which were filed as Exhibit 4(e) to the Registration
                             Statement on Form S-4 of SouthTrust Corporation
                             (Registration No. 33-61557).

                 *4(f)       Composite Restated Certificate of Incorporation of
                             SouthTrust Corporation which was filed as Exhibit
                             4(f) to the Registration Statement on Form S-4 of
                             SouthTrust Corporation (Registration No. 333-03547).

                 *4(g)(i)    Form of Senior Indenture which was filed as
                             Exhibit 4(l)(i) to the Registration Statement on Form S-3 of SouthTrust Corporation
                             (Registration No. 33-44857).

                 *4(g)(ii)   Form of Subordinated Indenture which was
                             filed as Exhibit 4(b)(ii) to the Registration
                             Statement on Form S-3 of SouthTrust
                             Corporation (Registration No. 33-52717).

                 5           Opinion of Bradley, Arant, Rose & White.

                 23(a) Consent of Bradley, Arant, Rose & White (included in Exhibit 5).

                 23(b)       Consent of Arthur Andersen LLP.

                 24          Powers of Attorney.

___________________________________________

*        Incorporated herein by reference.


ITEM 17.         UNDERTAKINGS

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)      To include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of this registration
                                           statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in this registration statement;

                                  (iii)    To include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in this registration
                                           statement or any material change to
                                           such information in the registration
                                           statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)      To remove from registration by means of
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of May 15, 1996.

                                              SOUTHTRUST CORPORATION


                                     By:    /s/ WALLACE D. MALONE, JR.
                                        ---------------------------------
                                               Wallace D. Malone, Jr.
                                               Chairman of the Board


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

    /s/ WALLACE D. MALONE, JR.                      Chairman, Chief                                          May 15, 1996
- ----------------------------------        Executive Officer, President, Director
      Wallace D. Malone, Jr.

       /s/ AUBREY D. BARNARD                    Secretary, Treasurer and                                     May 15, 1996
- ----------------------------------          Controller (Principal Accounting
         Aubrey D. Barnard                       and Financial Officer)

                 *                                       Director                                             May 15, 1996
- ----------------------------------
       Allen J. Keesler, Jr.

                 *                                       Director                                             May 15, 1996
- ----------------------------------
         Herbert Stockham

                 *                                       Director                                             May 15, 1996
- ----------------------------------
          T.W. Mitchell

                 *                                       Director                                             May 15, 1996
- ----------------------------------
         Charles G. Taylor

                 *                                       Director                                             May 15, 1996
- ----------------------------------
         William C. Hulsey

                 *                                       Director                                             May 15, 1996
- ----------------------------------
         John M. Bradford

                 *                                       Director                                             May 15, 1996
- ----------------------------------
    Wm. Kendrick Upchurch, Jr.


                 *                                      Director                                             May 15, 1996
- ----------------------------------
         H. Allen Franklin


                 *                                      Director                                             May 15, 1996
- ----------------------------------
         F. Crowder Falls


* By:  /s/ WILLIAM L. PRATER                                                                                 May 15, 1996
- ----------------------------------
         William L. Prater
         Attorney-in-Fact

                               INDEX TO EXHIBITS


                 2 Agreement of Merger dated April 3, 1996, among Realty Rental Company, Inc.; John B. Davis; H.M. Davis, Jr.; Emelil Davis Mudd Williams; John B. Davis, as Trustee of the Testamentary Trust f/b/o John B. Davis u/w/o Louise B. Davis; H.M. Davis, as Trustee of the Testamentary Trust f/b/o H. M. Davis u/w/o Louise B. Davis; Emelil Davis Mudd Williams, as Trustee of the Testamentary Trust f/b/o Emelil Davis Mudd Williams u/w/o Louise B. Davis; and SouthTrust Corporation (included as Exhibit A to the Prospectus filed as part of this Registration Statement).

                 *4(a) Certificate of Adoption of Resolutions designating Series A Junior Participating Preferred Stock, adopted February 22, 1989, which was filed as
                             Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

                 *4(b) Stockholders' Rights Agreement, dated as of February 22, 1989, between SouthTrust Corporation and Mellon Bank, N.A., Rights Agent, which was filed as Exhibit 1 to SouthTrust Corporation's Registration Statement on Form 8-A (File No. 1-3613).

                 *4(c) Indenture, dated as of May 1, 1987 between SouthTrust Corporation and National Westminster Bank USA, which was filed as Exhibit 4(a) to SouthTrust Corporation's Registration Statement on Form S-3 (Reg. No. 33-13637).

                 *4(d) Subordinated Indenture, dated as of May 1, 1992, between SouthTrust Corporation and Chemical Bank, which was filed as Exhibit 4(b)(ii) to the Registration Statement on Form S- 3 of SouthTrust Corporation (Registration No. 33-52717).

                 *4(e) Composite Restated Bylaws of SouthTrust Corporation which were filed as Exhibit 4(e) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 33-61557).

                 *4(f) Composite Restated Certificate of Incorporation of SouthTrust Corporation which was filed as Exhibit 4(f) to the Registration Statement on Form S-4 of SouthTrust Corporation (Registration No. 333-03547).

                 *4(g)(i)    Form of Senior Indenture which was filed as
                             Exhibit 4(l)(i) to the Registration Statement on Form S-3 of SouthTrust Corporation (Registration No. 33-44857).

                 *4(g)(ii)   Form of Subordinated Indenture which was filed as
                             Exhibit 4(b)(ii) to the Registration Statement on
                             Form S-3 of SouthTrust Corporation (Registration
                             No. 33-52717).

                 5           Opinion of Bradley, Arant, Rose & White.

                 23(a) Consent of Bradley, Arant, Rose & White (included in Exhibit 5).

                 23(b)       Consent of Arthur Andersen LLP.

                 24          Powers of Attorney.